EXHIBIT 23.1

Clark, Schaefer, Hackett & Co.
Certified Public Accountants

INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Clacendix, Inc. on Form S-8 (File No. 333-139072) of our report dated March 16, 2009, with respect to our audits of the financial statements of HealthWarehouse.com, Inc. as of December 31, 2008 and December 31, 2007 for the years then ended, which report is included in this Current Report on Form 8-K of Clacendix, Inc.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
May 13, 2009